Exhibit 10.1

AMENDMENT AND EXCHANGE AGREEMENT

This Amendment and Exchange Agreement (the “Agreement”), dated as of December 20, 2012, is by and between American Superconductor Corporation, a Delaware corporation with offices located at 64 Jackson Road, Devens, MA 01434 (the “Company”), and the holder identified on the signature page hereto (“Holder”).

R E C I T A L S

A. On April 4, 2012, the Company issued a Senior Convertible Note with an original principal amount of $25,000,000 (the “Existing Note”) pursuant to a Securities Purchase Agreement dated as of April 4, 2012 (the “Securities Purchase Agreement”) to the Holder. Capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement as amended hereby.

B. The Company and the Holder desire to enter into this Agreement, pursuant to which, the Company and the Holder shall exchange the Existing Note for a Senior Convertible Note in the form attached hereto as Exhibit A (the “Exchanged Note”), with the same current principal amount and accrued interest as the Existing Note and convertible into Common Stock in accordance therewith (the Exchanged Note as converted, the “Exchanged Conversion Shares”).

C. The exchange of the Existing Note for the Exchanged Note is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

A G R E E M E N T

1. Exchange. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, on the date hereof the Holder shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Existing Note for the Exchanged Note. The outstanding Principal and accrued but unpaid Interest of the Existing Note shall be the Principal and accrued but unpaid Interest under the Exchanged Note, it being the parties understanding and agreement that all such obligations, accruals and deferrals under the Existing Note shall be automatically incorporated into the Exchanged Note as if the Exchanged Note was merely an amendment of the Existing Note. At the Closing (as defined below), the following transactions shall occur (such transactions in this Section 1, the “Exchange”):

1.1 Delivery. In exchange for the Existing Note, the Company shall deliver or cause to be delivered to the Holder the Exchanged Note. The Holder shall deliver or cause to be delivered to the Company (or its designee) the Existing Note as soon as commercially practicable following the Closing. As of the Exchange Date, all of the Holder’s rights under the Existing Note shall be extinguished.

1.2 Purchase Price. The Exchanged Note shall be issued to the Holder in exchange for the Existing Note without the payment of any additional consideration.

1.3 Closing. Upon confirmation that the conditions to closing specified in this Agreement have been satisfied or duly waived by the Holder or the Company, as applicable, the closing of the Exchange (the “Closing”) shall occur on the date hereof (the “Exchange Date”).

2. Amendments to Transaction Documents.

2.1 Ratifications. Except as otherwise expressly provided herein, the Securities Purchase Agreement and each other Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Exchange Date: (i) all references in the Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement, (ii) all references in the other Transaction Documents, to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement, (iii) all references in the Registration Rights Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Registration Rights Agreement shall mean the Registration Rights Agreement as amended by this Agreement, and (iv) all references in the other Transaction Documents to the “Registration Rights Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Registration Rights Agreement shall mean the Registration Rights Agreement as amended by this Agreement.

2.2 Amendments to Transaction Documents. On and after the Exchange Date, each of the Transaction Documents are hereby amended as follows:

(a) The defined term “Initial Notes” is hereby amended and restated as “Exchanged Notes (as defined in the Amendment and Exchange Agreement)”.

(b) The defined term “Conversion Shares” is hereby amended and restated as “Exchanged Conversion Shares (as defined in the Amendment and Exchange Agreement)”.

(c) The defined term “Transaction Documents” is hereby amended to include the Amendment and Exchange Agreement.

3. Company Representations and Warranties.

3.1 Organization. Each of the Company and its Subsidiaries (as defined in the Exchanged Note) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted.

3.2 Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, and including the Exchanged Note for the avoidance of doubt, the “Exchange Documents”) and to issue the Exchanged Note in accordance with the terms hereof and thereof. The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Exchanged Notes and the reservation for issuance and issuance of Exchanged Conversion Shares issuable upon conversion of the Exchanged Conversion Shares has been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Exchange Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.3 No Conflict. The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Exchanged Notes and reservation for issuance and issuance of the Exchanged Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws (as defined below) of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Global Select Market (the “Principal Market”) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

3.4 No Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of a Form D with the SEC and any other filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Exchange Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

3.5 Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Exchanged Note is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof.

3.6 Issuance of Exchanged Conversion Shares. Upon issuance or conversion in accordance with the Exchanged Notes, the Exchanged Conversion Shares and the Interest Shares, respectively, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

3.7 SEC Documents; Financial Statements. Except as set forth on Schedule 3.7, since the date of its most recent Annual Report on Form 10-K, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof, as each may have been amended, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 3.7, as of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate).

3.8 Equity Capitalization. (i) None of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Subsidiary; (ii) except as disclosed in the SEC Documents, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) except as disclosed in the SEC Documents, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement); (iv) except as disclosed in the SEC Documents, there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Exchanged Note or the Exchanged Conversion Shares; and (vi) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect.

3.9 FCPA. Neither the Company, the Company’s subsidiary or any director, officer, agent, employee, nor any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Government Entity, as defined below, to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Governmental Official, for the purpose of: (a)(1) influencing any act or decision of such Government Official in his/her official capacity, (2) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (3) securing any improper advantage, or (4) inducing such Government Official to influence or affect any act or decision of any Government Entity, or (b) assisting the Company or its subsidiary in obtaining or retaining business for or with, or directing business to, the Company or its subsidiary. “Government Entity” as used herein means any government or any department, agency or instrumentality thereof, including any entity or enterprise owned or controlled by a government, or a public international organization.

3.10 Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Holders or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Agreements. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed.

4. Holder’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, Holder represents, warrants and covenants with and to the Company as follows:

4.1 Ownership of Existing Note. The Holder owns the Existing Note free and clear of any liens (other than the obligations pursuant to this Agreement and applicable securities laws).

4.2 Reliance on Exemptions. The Holder understands that the Exchanged Note is being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Exchanged Note.

4.3 No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Exchanged Note nor have such authorities passed upon or endorsed the merits of the offering of the Exchanged Note.

4.4 Authorization and Binding Obligation. The Holder has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other Exchange Documents. The execution and delivery of the Exchange Documents by the Holder and the consummation by the Holder of the transactions contemplated hereby and thereby has been duly authorized by the Holder’s Board of Directors and no further filing, consent, or authorization is required by the Holder, its Board of Directors or its stockholders. This Agreement and the other Exchange Documents have been duly executed and delivered by the Holder and constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4.5 No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

5. Covenants.

5.1 Reasonable Best Efforts. The Company shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement. The Holder shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement.

5.2 Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York time, on the first (1st) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Agreements in the form required by the 1934 Act and attaching all the material Agreements (including, without limitation, this Agreement (and all schedules to this Agreement), the form of the Exchanged Notes) (including all attachments, the “8-K Filing”). From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to the Holder by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Agreements.

5.3 Holding Period. For the purposes of Rule 144 (as it exists on the date hereof), the Company acknowledges that the holding period of the Exchanged Note (and upon conversion of the Exchanged Note, the Exchanged Conversion Shares) may be tacked onto the holding period of the Existing Note and the Company agrees not to take a position contrary to this Section 5.3 unless such rule is amended or the SEC issues contrary guidance relating to such position after the date hereof. The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue the Exchanged Conversion Shares that are freely tradable on the Principal Market without restriction and not containing any restrictive legend without the need for any action by the Holder and in connection therewith, on the Exchange Date, the Company shall cause its counsel to deliver an opinion letter to the Company’s Transfer Agent that the Exchanged Conversion Shares and Interest Shares are eligible for resale by the Holder under Rule 144 (as it exists on the date hereof and assuming (i) the Company has filed all required reports under section 13 and 15(d) of the 1934 Act, as applicable, during the 12 months preceding such sale, other than Form 8-K reports and (ii) the Holder is not an affiliate (as defined in Rule 144) of the Company). It is further agreed that such shares shall be issuable to the Holder through DTC without restricted legend in accordance with Section 5 of the Securities Purchase Agreement.

6. Conditions to Company’s Obligations Hereunder. The obligations of the Company to the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

6.1 The Holder shall have duly executed this Agreement and delivered the same to the Company.

6.2 The Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Exchange Date.

7. Conditions to Holder’s Obligations Hereunder. The obligations of the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

7.1 The Company shall have duly executed and delivered this Agreement to the Holder.

7.2 The Company shall have duly executed and delivered to the Holder the Exchanged Note.

8. Miscellaneous.

8.1 Miscellaneous Provisions. Section 9 of the Securities Purchase Agreement (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

8.2 Registration Rights Agreement. The Holder agrees that, notwithstanding the provisions of the Registration Rights Agreement, to the extent that the Exchanged Conversion Shares and Interest Shares shall be able to be sold by the Holder without restriction under Rule 144, the Company shall not be obligated file any registration statement or amendment to any existing registration statement that may be required under the Registration Rights Agreement as a result of the additional shares of Common Stock which may become Registrable Securities (as defined in the Registration Rights Agreement) as a result of the Exchange and the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

AMERICAN SUPERCONDUCTOR CORPORATION

By:	/s/ David A. Henry
Name: David A. Henry
Title: Senior Vice President and Chief Financial Officer

HOLDER:

CAPITAL VENTURES INTERNATIONAL

By:	HEIGHTS CAPITAL MANAGEMENT, INC., its authorized signatory

By:	/s/ Martin Kobinger
Martin Kobinger, Investment Manager

EXHIBIT A

FORM OF EXCHANGED SENIOR CONVERTIBLE NOTE

See Exhibit 4.1

Schedule 3.7

SEC Documents; Financial Statements

None.